 Exhibit 99.1

Fuel Systems Solutions Reports Fourth Quarter and Year End 2015 Results

Merger with Westport Innovations Anticipated to Close Within the Next Few Weeks

NEW YORK, March 14, 2016 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its quarter and year ended December 31, 2015.

Highlights
•	Revenue of $67.3 million compared to $85.4 million for Q4 2014; revenue down 11.9% or $10.2 million, excluding foreign exchange impact
•	Gross profit margin 21.9% compared to 22.8% in Q4 2014
•	Adjusted EBITDA loss of $1.3 million compared to Adjusted EBITDA of $3.7 million for Q4 2014

Mariano Costamagna, Fuel Systems Solutions, Inc. (“Fuel Systems” or “FSS”) CEO, said, “We ended 2015 with automotive and industrial markets around the world remaining economically pressured  and with our newly introduced products, particularly in our profitable Industrial segment, performing well.  We are continuing to right-size our operations and increase our efficiencies through our restructuring program in keeping with the tone of our end markets, while selectively investing in technology and product to be best prepared to compete aggressively when markets again strengthen. We are also working with current and potential partners, including OEMs, to strengthen these relationships and build new ones, and our balance sheet remains strong. As we announced last week, our merger agreement with Westport Innovations has been updated for changes including a collar-based exchange ratio intended to provide Fuel Systems stockholders with greater certainty regarding the consideration they will receive upon closing of the merger, an amendment to Westport’s Cartesian Financing Agreement, and other governance provisions.”

As announced on March 7, 2016, the board of directors approved an Amendment to the Agreement and Plan of Merger dated September 1, 2015 relating to the proposed business combination between Fuel Systems and Westport. Subject to the approval of both Westport and Fuel Systems shareholders, the merger is expected to close over the next few weeks allowing for reasonable time for the filing with the SEC and mailing to shareholders of updated disclosures.

Fourth Quarter 2015 Financial Results
Total revenue for the fourth quarter of 2015 was $67.3 million compared to $85.4 million for the fourth quarter of 2014. This variance includes the impact of foreign exchange on fourth quarter 2015 revenue, which was negative $7.9 million.

In constant currency, FSS Automotive revenue was negatively impacted by lower aftermarket, compressors, OEM and DOEM sales volumes as a result of difficult economic conditions in major markets (specifically in Europe and South America), lower oil prices and increased competition. In constant currency, FSS Industrial revenue decreased compared to the prior-year period primarily reflecting lower demand for stationary equipment and heavy duty sales in Thailand and lower sales of auxiliary power units in North America partially offset by increased sales of mobile equipment.

Gross profit for the fourth quarter of 2015 was $14.8 million, or 21.9% of revenue, compared to $19.4 million, or 22.8% of revenue, for the fourth quarter of 2014. The lower gross profit and gross margin percentage decrease primarily reflects the decreased volumes mentioned above and the impact of foreign exchange. The impact of the revenue decreases has been partially mitigated by the cost reduction activities that have been initiated on both product costs and operating expenses. Corporate expenses increased $0.8 million compared to the prior year as a result of increases in outside services for consultants in connection with restructuring, strategic and merger related activities.

Operating loss for the fourth quarter of 2015 totaled $6.5 million, or 9.6% of revenue, compared to operating loss for the fourth quarter of 2014 of $2.6 million, or 3.1% of revenue. The increased loss primarily reflects the revenue decreases and additional corporate expenses described above.

Income tax benefit for the fourth quarter of 2015 was $0.1 million compared to an income tax expense of $1.0 million in the fourth quarter of 2014. The Company’s income tax rate is primarily a result of the fluctuation of earnings in various foreign jurisdictions and losses incurred for which no tax benefits have been recorded. For the fourth quarter of 2015, there were certain foreign jurisdictions where tax benefits were not included in the Company’s income tax provision.

Net loss for the fourth quarter of 2015 was $6.9 million, or $0.38 per diluted share, compared to net loss of $4.0 million, or $0.20 per diluted share, for the fourth quarter of 2014.

Adjusted EBITDA for the fourth quarter of 2015 was a loss of $1.3 million, compared to Adjusted EBITDA of $3.7 million for the fourth quarter of 2014. Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Measures” below for a discussion of this metric.

FSS Automotive Operations
FSS Automotive fourth quarter 2015 revenue was $45.9 million compared to $61.2 million for the same quarter a year ago. The impact of foreign exchange on FSS Automotive was negative $7.2 million; in constant currency, fourth quarter 2015 FSS Automotive revenue decreased 13.1% compared to the prior year period, reflecting the lower volumes mentioned above. FSS Automotive fourth quarter 2015 Adjusted EBITDA loss was $0.5 million compared to Adjusted EBITDA of $2.6 million for the same period a year ago.

FSS Industrial Operations
FSS Industrial fourth quarter 2015 revenue was $21.4 million compared to $24.2 million for the same quarter a year ago. The impact of foreign exchange on FSS Industrial was negative $0.6 million; in constant currency, fourth quarter 2015 FSS Industrial revenue decreased 8.8% compared to the prior year period. FSS Industrial fourth quarter 2015 Adjusted EBITDA was $1.5 million compared to Adjusted EBITDA of $3.1 million for the same period a year ago.

Full Year Ended December 31, 2015 Financial Results
For the full year ended December 31, 2015, total revenue was $263.4 million compared to $339.1 million for 2014. Net loss for 2015 was $47.1 million, or $2.55 per diluted share, including a non-cash goodwill and long-lived asset impairment charge (“impairment charge”) of $13.8 million, or $0.76 per share, recorded in the third quarter of 2015. This compares to the full year 2014 net loss of $53.4 million, or $2.66 per diluted share, including an impairment charge of $43.2 million, net of tax, or $2.15 per share, recorded in the second quarter of 2014. Adjusted EBITDA for 2015 was $3.0 million compared to $12.4 million for 2014.

FSS Automotive revenue for the full year ended December 31, 2015 was $168.2 million compared to $234.7 million for 2014. FSS Automotive operating loss was $21.1 million for 2015, including $8.6 million of the impairment charge recorded in third quarter of 2015, compared to an operating loss of $49.8 million for 2014, including $40.2 million of the impairment charge recorded in second quarter of 2014.  FSS Automotive Adjusted EBITDA for 2015 was $0.9 million compared to $7.9 million for 2014.

FSS Industrial revenue for the full year ended December 31, 2015 was $95.2 million compared to $104.4 million for 2014. FSS Industrial operating income was $2.5 million for 2015, including $5.2 million of the impairment charge recorded in third quarter of 2015, compared to operating income for 2014 of $4.2 million, including $4.1 million of the impairment charge recorded in second quarter of 2014. FSS Industrial Adjusted EBITDA for 2015 was $9.7 million compared to $11.2 million for 2014.

2015 Cost Reduction and Restructuring Program Update
During the fourth quarter of 2015, the Company continued to execute the next steps in its cost reduction and restructuring program, and recorded $1.7 million for restructuring and costs related to outside services for consultants as follows: $0.5 million for severance; $0.5 million for the write-off of long-lived assets in connection with rationalization of activities; and $0.7 million for professional fees and  is on track to achieve the expected program savings.

2016 Outlook and Conference Call
The Company will not provide a 2016 outlook nor conduct a fourth quarter 2015 conference call in light of the expected merger with Westport Innovations.

Non-GAAP Measures
To provide investors and others with additional information regarding Fuel Systems’ results, in addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Fuel Systems presents Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of this non-GAAP measure to the closest GAAP financial measure is presented in the financial tables below under the heading “Non-GAAP FINANCIAL MEASURE RECONCILIATION.” Adjusted EBITDA is determined by adding the following items to Net Income/(Loss), the closest GAAP financial measure:  Depreciation & Amortization; Interest income/expense, net; and Benefit (Provision) for Income Taxes, Impairments, Restructuring charges, Stock based compensation Consulting fees related to restructuring and strategy and other non-operating expenses. Fuel Systems’ management believes this non-GAAP financial measure offers additional insight into the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the business, as it excludes certain non-cash items. This non-GAAP financial measure also can provide useful information to investors and others in understanding and evaluating Fuel Systems’ operating results and future prospects when comparing financial results across accounting periods and to those of peer companies. Fuel Systems may not define this non-GAAP financial measure in a manner similar to other companies.

Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts, but instead involve known and unknown risks, uncertainties and other factors that may cause our Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements. Statements in this press release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as: “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seeks,” “on-going” or the negative of these terms or other comparable terminology often identify forward-looking statements, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position and our business outlook, or state other “forward-looking” information based on currently available information. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These risks and uncertainties and certain other factors which may impact our continuing business financial condition or results of operations, or which may cause actual results to differ from such forward-looking statements, include, but are not limited to, the unpredictable nature of the developing alternative fuel U.S. automotive market, customer dissatisfaction with our products or services, the inability to deliver our products on schedule, a further slowing of economic activity, our ability to maintain customer program relationships, our ability to achieve the anticipated benefits in connection with the Company’s cost-cutting initiatives and restructuring plan, potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers, the continued weakness in financial and credit markets of certain countries, the growth of non-gaseous alternative fuel products and other new technologies, the price differential between alternative gaseous fuels and gasoline, and the repeal or implementation of government regulations relating to reducing vehicle emissions, economic uncertainties caused by political instability in certain of the markets we do business in, the impact of the Argentinean debt crisis on our business, our ability to realign costs with current market conditions, the risks associated with the anticipated merger with Westport Innovations, Inc. including that we will be subject to various uncertainties and contractual restrictions while the merger is pending and failure to complete the merger could negatively affect our stock price and future business and financial results, as well as the risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other periodic reports filed with the SEC. These forward-looking statements are not guarantees of future performance. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not place undue reliance on these forward looking statements. The forward-looking statements made in this press release relate to events and state our beliefs, intent and our view of future events only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Fuel Systems Solutions
Fuel Systems Solutions, Inc. (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine.  In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:
Pietro Bersani, Chief Financial Officer, Fuel Systems Solutions, Inc.
(646) 502-7170

Investor Relations Contacts:
LHA
Carolyn M. Capaccio
ccapaccio@lhai.com
Cathy Mattison
cmattison@lhai.com (415) 433-3777

–Tables Follow –

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data); (Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$60,162	$85,180
Accounts receivable less allowance for doubtful accounts of $3,005 and $3,129 at December 31, 2015 and December 31, 2014, respectively	44,524	46,952
Inventories	62,717	80,001
Other current assets	15,523	21,271
Short-term investments	1,000	6,614
Related party receivables, net	316	5,094
Total current assets	184,242	245,112
Equipment and leasehold improvements, net	35,583	48,937
Goodwill	0	7,363
Deferred tax assets, net	4,552	14,564
Intangible assets, net	2,680	6,964
Other assets	1,382	1,065

Total Assets	$228,439	$324,005
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$34,117	$39,918
Accrued expenses	26,859	33,446
Income taxes payable	233	445
Term loans and debt	9	207
Related party payables	2,525	2,744
Total current liabilities	63,743	76,760
Other liabilities	9,858	9,745
Deferred tax liabilities, net	751	765
Total Liabilities	74,352	87,270
Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding at December 31, 2015 and 2014	0	0
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,143,108 issued and 18,094,043 outstanding at December 31, 2015; and 20,114,427 issued and 19,769,617 outstanding at December 31, 2014	20	20
Additional paid-in capital	322,144	320,820
Shares held in treasury, 2,049,065 and 344,810 shares at December 31, 2015 and 2014, respectively	(20,742)	(3,692)
Accumulated Deficit	(101,286)	(54,151)
Accumulated other comprehensive loss	(46,049)	(26,403)
Total Fuel Systems Solutions, Inc. Equity	154,087	236,594
Non-controlling interest	0	141
Total Equity	154,087	236,735
Total Liabilities and Equity	$228,439	$324,005

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data); (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$67,325	$85,364	$263,397	$339,128
Cost of revenue	52,563	65,936	204,023	264,471
Gross profit	14,762	19,428	59,374	74,657
Operating expenses:
Research and development expense	5,154	6,407	21,223	26,194
Selling, general and administrative expense	16,063	15,662	61,862	58,341
Impairments	0	0	13,766	44,341
Total operating expenses	21,217	22,069	96,851	128,876
Operating loss	(6,455)	(2,641)	(37,477)	(54,219)
Other (expense) income, net	(464)	(391)	(141)	1,266
Interest (expense) income, net	(36)	49	(21)	151
Loss from operations before income taxes and non-controlling interest	(6,955)	(2,983)	(37,639)	(52,802)
Income tax benefit (expense)	57	(1,026)	(9,521)	(610)
Net loss	(6,898)	(4,009)	(47,160)	(53,412)
Less: Net loss (income) attributable to non-controlling interest	1	(4)	25	(4)
Net loss attributable to Fuel Systems Solutions, Inc.	(6,897)	(4,013)	(47,135)	(53,416)
Net loss per share attributable to Fuel Systems Solutions, Inc.:
Basic	$(0.38)	$(0.20)	$(2.55)	$(2.66)
Diluted	$(0.38)	$(0.20)	$(2.55)	$(2.66)
Number of shares used in per share calculation:
Basic	18,093,562	19,997,282	18,486,083	20,074,773
Diluted	18,093,562	19,997,282	18,486,083	20,074,773

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands); (Unaudited)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(47,135)	$(53,416)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and other amortization	9,222	10,724
Amortization of intangibles arising from acquisitions	1,572	2,285
Impairments	13,766	44,341
Provision for doubtful accounts	1,906	319
Write down of inventory	2,808	4,239
Other non-cash items	242	14
Deferred income taxes	7,950	(2,788)
Unrealized loss (gain) on foreign exchange transactions	1,283	(685)
Compensation expense related to equity awards	1,324	475
Loss on abandonment of leased property	0	1,993
Loss on disposal of equipment and other assets	866	1,573
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(3,531)	11,657
Decrease in inventories	4,842	446
Decrease (increase) in other current assets	2,546	(3,365)
Decrease in other assets	135	751
(Decrease) increase in accounts payable	(1,274)	4,137
(Decrease) increase in income taxes payable	(200)	289
Decrease in accrued expenses and long-term liabilities	(1,239)	(1,488)
Receivables from/payables to related parties, net	2,448	(3,077)
Net cash (used in) provided by operating activities	(2,469)	18,424
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(7,417)	(13,726)
Purchase of investments	(6,000)	(4,000)
Redemption of investments at maturity	11,000	11,456
Acquisitions, net of cash acquired	(440)	0
Other	517	210
Net cash used in investing activities	(2,340)	(6,060)
Cash flows from financing activities:
Payments on term loans and other loans	(178)	(184)
Increase in treasury shares (share repurchase program)	(17,109)	(3,416)
Other	59	19
Net cash used in financing activities	(17,228)	(3,581)
Net (decrease) increase in cash and cash equivalents	(22,037)	8,783
Effect of exchange rate changes on cash	(2,981)	(4,564)
Net (decrease) increase in cash and cash equivalents	(25,018)	4,219
Cash and cash equivalents at beginning of period	85,180	80,961
Cash and cash equivalents at end of period	$60,162	85,180

FUEL SYSTEMS SOLUTIONS, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
(In thousands); (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
EBITDA (Non-GAAP)	2015	2014	2015	2014

Net loss attributable to Fuel Systems Solutions, Inc.	$(6,897)	$(4,013)	$(47,135)	$(53,416)

Net (loss) income attributable to non-controlling interest	(1)	4	(25)	4
Interest expense (income), net	36	(49)	21	(151)
Income tax (benefit) expense	(57)	1,026	9,521	610
Depreciation and amortization	2,360	3,031	10,794	13,009
Impairments	0	0	13,766	44,341
Total EBITDA (Non-GAAP)	(4,559)	(1)	(13,058)	4,397

Adjustments:

Restructuring charges	999	2,103	4,454	6,030
Consulting fees for restructuring and strategy and transaction costs	1,811	1,094	10,294	1,094
Activist related charges	0	354	0	354
Stock-based Compensation	429	140	1,324	475
Total Adjusted EBITDA (Non-GAAP)	(1,320)	3,690	3,014	12,350

Segment Adjusted EBITDA (Non-GAAP)

FSS Industrial	1,513	3,058	9,659	11,233
FSS Automotive	(529)	2,568	852	7,877
Corporate	(2,304)	(1,936)	(7,497)	(6,760)
Total Adjusted EBITDA (Non-GAAP)	$(1,320)	$3,690	$3,014	$12,350

FUEL SYSTEMS SOLUTIONS, INC.
OPERATING SEGMENT INFORMATION
(In thousands); (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
FSS Industrial	$21,443	$24,205	$95,152	$104,435
FSS Automotive	45,882	61,159	168,245	234,693
Total	$67,325	$85,364	$263,397	$339,128

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Operating Income (Loss):
FSS Industrial	$1,144	$2,468	$2,467	$4,217
FSS Automotive	(3,711)	(2,027)	(21,136)	(49,767)
Corporate Expenses	(3,888)	(3,082)	(18,808)	(8,669)
Total	$(6,455)	$(2,641)	$(37,477)	$(54,219)